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EXHIBIT 99.1

FLEX REPORTS FOURTH QUARTER AND FISCAL 2022 RESULTS

San Jose, Calif., May 4, 2022 – Flex (NASDAQ: FLEX) today announced results for its fourth quarter and fiscal year ended March 31, 2022.

Fourth Quarter Fiscal Year 2022 Highlights:

•Net Sales: $6.9 billion
•GAAP Operating Income: $228 million
•Adjusted Operating Income: $295 million
•GAAP Net Income Attributable to Flex Ltd.: $168 million
•Adjusted Net Income: $244 million
•GAAP Earnings Per Share: $0.36
•Adjusted Earnings Per Share: $0.52

Fiscal Year 2022 Results of Operations:

•Net Sales: $26.0 billion
•GAAP Operating Income: $972 million
•Adjusted Operating Income: $1,169 million
•GAAP Net Income attributable to Flex Ltd.: $936 million
•Adjusted Net Income: $945 million
•GAAP Earnings Per Share: $1.94
•Adjusted Earnings Per Share: $1.96

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules II and V attached to this press release.

“Flex achieved record performance this year, reflective of the team’s incredible execution and dedication to deliver for our customers and all our stakeholders,” said Revathi Advaithi, CEO of Flex. “We have strong momentum as we head into fiscal year 2023 and we remain focused on driving sustainable growth, margin improvement, and creating shareholder value.”

First Quarter Fiscal 2023 Guidance

•Revenue: $6.6 billion to $7.0 billion
•GAAP Operating Income: $235 million to $265 million
•Adjusted Operating Income: $285 million to $315 million
•GAAP EPS: $0.33 to $0.39
•Adjusted EPS: $0.44 to $0.50 which excludes $0.06 for stock-based compensation expense, $0.04 for net intangible amortization, and $0.01 for Nextracker LLC series A redeemable preferred units dividends payable in kind.

Fiscal Year 2023 Guidance

•Revenue: $27.7 billion to $28.7 billion
•GAAP EPS: $1.63 to $1.78
•Adjusted EPS: $2.09 to $2.24 which excludes $0.26 for stock-based compensation expense, $0.15 for net intangible amortization, and $0.05 for Nextracker LLC series A redeemable preferred units dividends payable in kind.

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Webcast and Conference Call

The Flex management team will host a conference call today at 1:30 PM (PT) / 4:30 PM (ET), to review fourth quarter and fiscal 2022 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets.

Contacts

Investors & Analysts
David Rubin
Vice President, Investor Relations
(408) 577-4632
David.Rubin@flex.com

Media & Press
Mark Plungy
Director, Corporate Integrated Communications
(408) 442-1691
Mark.Plungy@flex.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including: statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results, including margins; the effects that the current macroeconomic environment, including inflation, could have on our business and demand for our products; the impact of component shortages fluctuations in the pricing or availability of raw materials, and logistical constraints, including their impact on our revenues; uncertainties and risks relating to our ability to successfully complete a transaction for our Nextracker business, including the potential initial public offering of our Nextracker business, including the possibility that we may not be able to consummate the transaction on the expected timeline or at all, or that we will achieve the anticipated benefits, including tax efficiencies, of the transaction; the possibility that we may not fully realize the projected benefits of the Anord Mardix acquisition, including our expectation that the acquisition will be accretive to our fiscal year 2023 adjusted earnings per share; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine, including the imposition of economic sanctions on Russia which could lead to the disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; the effects of the COVID-19 pandemic on our business, results of operations and financial condition; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us; the challenges of effectively managing our operations, including our ability to control costs, and manage changes in our operations; retaining key personnel; litigation and regulatory investigations and proceedings; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to climate change; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain and other issues which adversely affect our operating results; our dependence on a small number of customers; our industry is extremely competitive; we may be exposed to financially troubled customers or suppliers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement or breach of license agreements; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and disrupt our operations; physical and operational risks from natural disasters, severe weather events, or climate change; our ability to achieve sustainability goals; we may be exposed to product liability and product warranty liability; and that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense. In addition, the COVID-19 pandemic increases the likelihood and potential severity of many of the foregoing risks.

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Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended March 31, 2021 and in subsequent quarterly reports on Form 10-Q. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements. Our share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any securities to be offered in any offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

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SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Three-Month Periods Ended
	March 31, 2022	March 31, 2021
GAAP:
Net sales	$6,851	$6,266
Cost of sales	6,342	5,732
Restructuring charges	4	25
Gross profit	505	509
Selling, general and administrative expenses	254	211
Intangible amortization	22	15
Restructuring charges	—	1
Operating income	228	282
Interest, net	42	36
Other income, net	(13)	(14)
Income before income taxes	199	260
Provision for income taxes	27	20
Net income	$172	$240
Net income attributable to redeemable noncontrolling interest	$4	$—
Net income attributable to Flex Ltd.	$168	$240

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.36	$0.47
Non-GAAP	$0.52	$0.49

Diluted shares used in computing per share amounts	471	507

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (2)
(In millions, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2022	March 31, 2021
GAAP:
Net sales	$26,041	$24,124
Cost of sales	24,094	22,349
Restructuring charges	15	88
Gross profit	1,932	1,687
Selling, general and administrative expenses	892	817
Intangible amortization	68	62
Restructuring charges	—	13
Operating income	972	795
Interest, net	152	148
Other income, net	(225)	(67)
Income before income taxes	1,045	714
Provision for income taxes	105	101
Net income	$940	$613
Net income attributable to redeemable noncontrolling interest	$4	$—
Net income attributable to Flex Ltd.	$936	$613

Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$1.94	$1.21
Non-GAAP	$1.96	$1.57

Diluted shares used in computing per share amounts	483	506

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)(3)
(In millions, except per share amounts) *

	Three-Month Periods Ended
	March 31, 2022	March 31, 2021

GAAP operating income	$228	$282
Intangible amortization	22	15
Stock-based compensation expense	23	18
Restructuring charges	4	26
Legal and other	18	(30)
Non-GAAP operating income	$295	$310

GAAP provision for income taxes	$27	$20
Intangible amortization benefit	4	2
Other tax related adjustments	(3)	19
Non-GAAP provision for income taxes	$27	$40

GAAP net income attributable to Flex Ltd.	$168	$240
Intangible amortization	22	15
Stock-based compensation expense	23	18
Restructuring charges	4	26
Legal and other	18	(30)
Interest and other, net	6	1
Paid-in-kind dividend for subsidiary's redeemable preferred units	4	—
Adjustments for taxes	(1)	(21)
Non-GAAP net income	$244	$248
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$0.36	$0.47
Non-GAAP	$0.52	$0.49

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)(2)(3)
(In millions, except per share amounts) *

	Twelve-Month Periods Ended
	March 31, 2022	March 31, 2021

GAAP operating income	972	795
Intangible amortization	68	62
Stock-based compensation expense	91	79
Restructuring charges	15	101
Legal and other	23	(6)
Non-GAAP operating income	$1,169	$1,031

GAAP provision for income taxes	105	101
Intangible amortization benefit	10	8
Other tax related adjustments	15	20
Non-GAAP provision for income taxes	$130	$129

GAAP net income attributable to Flex Ltd.	936	613
Intangible amortization	68	62
Stock-based compensation expense	91	79
Restructuring charges	15	101
Legal and other	23	(6)
Interest and other, net	(167)	(27)
Paid-in-kind dividend for subsidiary's redeemable preferred units	4	—
Adjustments for taxes	(25)	(28)
Non-GAAP net income	$945	$795
Diluted earnings per share attributable to the shareholders of Flex Ltd:
GAAP	$1.94	$1.21
Non-GAAP	$1.96	$1.57

See the accompanying notes on Schedule V attached to this press release.
*Amounts may not sum due to rounding

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SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (2)(3)
(In millions)

	As of March 31, 2022	As of March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,964	$2,637
Accounts receivable, net of allowance for doubtful accounts	3,371	3,959
Contract assets	519	282
Inventories	6,580	3,895
Other current assets	903	590
Total current assets	14,337	11,363

Property and equipment, net	2,125	2,097
Operating lease right-of-use assets, net	637	642
Goodwill	1,342	1,090
Other intangible assets, net	411	213
Other assets	473	431
Total assets	$19,325	$15,836

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings and current portion of long-term debt	$949	$268
Accounts payable	6,254	5,247
Accrued payroll	470	473
Deferred revenue and customer working capital advances	2,002	848
Other current liabilities	1,036	998
Total current liabilities	10,711	7,834

Long-term debt, net of current portion	3,248	3,515
Operating lease liabilities, non-current	551	562
Other liabilities	608	489
Total liabilities	15,118	12,400
Redeemable noncontrolling interest	78	—
Total shareholders' equity	4,129	3,436
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$19,325	$15,836

See the accompanying notes on Schedule V attached to this press release.

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SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve-Month Periods Ended
	March 31, 2022	March 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$936	$613
Depreciation, amortization and other impairment charges	484	569
Changes in working capital and other, net	(396)	(1,038)
Net cash provided by operating activities	1,024	144

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(443)	(351)
Proceeds from the disposition of property and equipment	11	85
Acquisition of businesses, net of cash acquired	(539)	—
Other investing activities, net	20	64
Net cash used in investing activities	(951)	(202)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	759	2,065
Repayments of bank borrowings and long-term debt	(284)	(1,142)
Payments for repurchases of ordinary shares	(686)	(183)
Proceeds from issuance of subsidiary's preferred units	488	—
Other financing activities, net	3	3
Net cash provided by financing activities	280	743

Effect of exchange rates on cash and cash equivalents	(26)	29
Net increase in cash and cash equivalents	327	714
Cash and cash equivalents, beginning of period	2,637	1,923
Cash and cash equivalents, end of period	$2,964	$2,637

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SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I, II, and III

(1)    To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

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Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic would be slower than anticipated, the Company identified certain structural changes to restructuring the business in fiscal year 2021. These restructuring actions eliminated non-core activities primarily within the Company’s corporate function, aligned the Company’s cost structure with its reorganizing and optimizing of its operations model along its reporting segments, and further sharpened its focus to winning business in end markets where it has competitive advantages and deep domain expertise. During the three and twelve-month periods ended March 31, 2021, the Company recognized approximately $26 million and $101 million of restructuring charges respectively, most of which related to employee severance.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset recoveries. During the fourth quarter of fiscal year 2022 and first quarter of fiscal year 2021, the Company accrued for certain loss contingencies where losses are considered probable and estimable. In addition, during the fourth quarter of fiscal year 2022, the Company recorded an approximately $13 million gain upon successful settlement of certain supplier claims. During the fourth quarter of fiscal year 2021, the Company also recorded a gain on the sale of real estate exited as a result of the disengagement of a certain customer in fiscal year 2020. These costs and recoveries are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

Interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.

In September 2021, the Company received approval from the relevant tax authorities in Brazil of the Credit Habilitation request related to certain federal operational tax credits and the Company recorded a total gain of 809.6 million Brazilian reals (approximately USD $149.3 million based on the exchange rate as of October 1, 2021) under other charges (income), net in the condensed statements of operations. The total gain recorded included credits from February 2003 to September 2021, net of additional taxes, as the Credit Habilitation received covering the period from February 2003 to December 2019 resolved any uncertainty regarding the Company's ability to claim such credits. This gain is non-cash and can only be used to offset certain current and future tax obligations.

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In fiscal year 2022, the Company recognized approximately $32 million equity in earnings from the value increases in certain non-core investment funds.
In fiscal year 2021, the Company recognized realized gains of approximately $45 million from a distribution by one of our non-core investment funds. This was offset by a $35 million impairment charge related to a certain investment as a result of the Company’s ongoing assessment of recoverability of its investment portfolio and conclusion that the carrying amount of its investment was other than temporarily impaired.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. During fiscal year 2022, the Company recorded a $18.6 million benefit for the release of valuation allowances on certain of its deferred tax assets due to its acquisition of the Anord Mardix business offset by $13 million tax expense in relation to the sale of 500,000 redeemable preferred units ("Series A Preferred Units") of Nextracker LLC ("Nextracker") to TPG Rise Flash, L.P ("TPG Rise").

(2)    Beginning in the second quarter of fiscal year 2022, the Company elected to include operating income as a subtotal in the condensed consolidated statements of operations. In addition, deferred revenue and customer working capital advances, previously included within other current liabilities, have been separately presented as deferred revenue and customer working capital advances in the current liabilities section of the condensed consolidated balance sheets. Further, certain unbilled receivables previously presented as part of accounts receivable, net of allowance for doubtful accounts are now being presented as contract assets on the condensed consolidated balance sheets as billing is to occur subsequent to revenue recognition and is conditional upon other than the passage of time. The Company reclassified $146.8 million of unbilled receivables from account receivable, net of allowance for doubtful accounts to contract assets for the period ended March 31, 2021 in order to align with the current year presentation. These presentation changes were applied to all periods presented in the condensed consolidated statement of operations and balance sheets. The foregoing changes in presentation had no impact on the Company's results of operations or cash flows.

(3)    In the fourth quarter of fiscal year 2022, the Company sold 500,000 Series A Preferred Units to TPG Rise, representing a 16.7% interest in its subsidiary, Nextracker LLC for $487.5M, net of issuance costs. Because the Series A Preferred Units are redeemable upon the occurrence of conditions not solely within the control of the Company, the Company classified the redeemable noncontrolling interest as temporary equity on its consolidated balance sheet. The difference between cash consideration received and redeemable noncontrolling interest at time of transaction was recorded in the Company’s shareholders’ equity on its consolidated balance sheet. In addition, the Company recorded two months of dividend payable in kind totaling $4.2M as income available to redeemable noncontrolling interest which is excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and is therefore excluded by the Company from its non-GAAP measures.